EXHIBIT 3.61
Delaware

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NPMC, HOME HEALTH, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 2007, AT 3:52 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF MARCH, A.D. 2008, AT 2:49 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “NPMC, HOME HEALTH, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4300295 8100H	AUTHENTICATION: 8804290

110680925	Date: 06-02-11

CERTIFICATE OF FORMATION
OF
NPMC, HOME HEALTH, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is NPMC, Home Health, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
     THIRD: The name and address of the registered agent for service process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 12, 2007.

By:	/s/ Rebecca Hurley
	Name:	Rebecca Hurley
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 03:52 PM 02/12/2007 FILED 03:52 PM 02/12/2007 SRV 070156470 — 4300295 FILE
02-12-07; 20:51;     913027393812     #2/2

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
NPMC, HOME HEALTH, LLC
     The undersigned authorized person, desiring to amend the Certificate of Formation of NPMC, HOME HEALTH, LLC pursuant to Section 18-202 of the Delaware Limited Liability Company Act does hereby certify as follows:
     1. The name of the limited liability company is NPMC, Home Health, LLC (the “LLC”).
     2. The Certificate of Formation of the LLC was filed with the Delaware Secretary of State on February 12, 2007.
     3. The Certificate of Formation of the LLC is hereby amended as follows:
     SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD: The name and address of the registered agent for service of process on the LLC in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     4. This Certificate of Amendment shall be effective upon its filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF the undersigned has executed this Certificate of Amendment this 29th day of February, 2008.

By:	/s/ Denise Wilder Warren
	Name:	Denise W. Warren
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 04:13 PM 03/03/2008 FILED 02:49 PM 03/03/2008 SRV 080275465 — 4300295 FILE